EXHIBIT 99.1

Index

Report of Independent Registered Public Accounting Firm	1
Statement of Net Assets Acquired and Liabilities Assumed at July 14, 2015	2
Notes to Statement of Net Assets Acquired and Liabilities Assumed	3

Report of Independent Registered Public Accounting Firm

To the Board of Directors of Arc Logistics GP LLC and Unitholders of Arc Logistics Partners LP

In our opinion, the accompanying statement of net assets acquired and liabilities assumed by Arc Terminals Holdings LLC (the “Company”), a wholly-owned subsidiary of Arc Logistics Partners LP, presents fairly, in all material respects, the statement of net assets acquired and liabilities assumed by the Company at July 14, 2015 in conformity with accounting principles generally accepted in the United States of America. The statement of net assets acquired and liabilities assumed is the responsibility of the Company’s management. Our responsibility is to express an opinion on the statement of net assets acquired and liabilities assumed based on our audit. We conducted our audit of this statement in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of assets acquired, assessing the accounting principles used and significant estimates made by management, and evaluating the overall statement presentation. We believe that our audit of the statement of net assets acquired and liabilities assumed provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Houston, TX

September 28, 2015

STATEMENT OF NET ASSETS ACQUIRED AND LIABILITIES ASSUMED

By Arc Terminals Holdings LLC

(a wholly-owned subsidiary of Arc Logistics Partners LP)

(In thousands)

July 14,
2015
Assets acquired at fair value:
Property and equipment	$23,613
Intangible assets	55,442

Total assets acquired, at fair value	79,055
Liabilities assumed	4,523

Net assets acquired, at fair value	$74,532

The accompanying notes are an integral part of this statement of net assets acquired and liabilities assumed.

NOTES TO STATEMENT OF NET ASSETS ACQUIRED AND LIABILITIES ASSUMED

Note 1—Organization and Presentation

Defined Terms

Unless the context clearly indicates otherwise, references in this Statement of Net Assets Acquired and Liabilities Assumed (“financial statement”) to “Arc Logistics” or the “Partnership” refer to Arc Logistics Partners LP and its subsidiaries. Unless the context clearly indicates otherwise, references to our “General Partner” refer to Arc Logistics GP LLC, the general partner of Arc Logistics. References to “Sponsor” or “Lightfoot” refer to Lightfoot Capital Partners, LP and its general partner, Lightfoot Capital Partners GP LLC.

Organization

The Partnership is a fee-based, growth-oriented Delaware limited partnership formed by Lightfoot in 2007 to own, operate, develop and acquire a diversified portfolio of complementary energy logistics assets. The Partnership is principally engaged in the terminalling, storage, throughput and transloading of crude oil and petroleum products. The Partnership is focused on growing its business through the optimization, organic development and acquisition of terminalling, storage, rail, pipeline and other energy logistics assets that generate stable cash flows.

On July 14, 2015 (the “Closing Date”), the Partnership, through its wholly-owned subsidiary, Arc Terminals Holdings LLC (“Arc Terminals”), acquired by way of contribution and sale of all of the limited liability company interests of UET Midstream, LLC (“UET Midstream”) from United Energy Trading, LLC (“UET”) and Hawkeye Midstream, LLC (together with UET, the “Sellers,” and such acquisition the “Pawnee Terminal Acquisition”) for total consideration of approximately $78.3 million, consisting of cash and common units of the Partnership, subject to certain adjustments including a reduction in the cash component of the consideration payable by Arc Terminals at closing equal to an agreed upon amount of UET Midstream’s revenue attributable to the period commencing on May 1, 2015 and ending on the Closing Date. The Sellers remain responsible for all of UET Midstream’s operating expenses and are entitled to receive all of UET Midstream’s revenue, in each case to the extent attributable to the period prior to closing. UET Midstream’s principal assets consist of a newly constructed, substantially completed crude oil terminal (“Pawnee Terminal”) and a nearby development property in northeastern Weld County, Colorado that is being permitted to build a potential new crude injection terminal.

After taking into account an estimated amount of certain adjustments (which is subject to a further post-closing reconciliation procedure), the consideration paid to the Sellers at closing of approximately $76.6 million consisted of approximately $44.3 million in cash and approximately $32.3 million in unregistered common units of the Partnership. The number of common units issued to the Sellers at the closing of the Pawnee Terminal Acquisition was based upon an issuance price of $18.50 per unit, which resulted in the issuance by the Partnership at closing of 1,745,669 of the Partnership’s common units (the “Transaction Units”). The fair value of the Transaction Units on the Closing Date was $17.30 per unit, which resulted in a further reduction of the purchase price, recognized for accounting purposes, of approximately $2.1 million. In connection with the issuance of the common units to the Sellers, the Partnership entered into an agreement with the Sellers granting the Sellers certain registration rights. Each Seller agreed not to transfer the Transaction Units acquired by it pursuant to the Contribution Agreement for a period of 180 days following the Closing Date. Arc Terminals will be responsible for completing the remaining construction of the Pawnee Terminal and the costs thereof estimated to be approximately $11.0 million. The Partnership recorded approximately $4.5 million of liabilities associated with the construction costs that had been completed, but not paid, as of the Closing Date. The $4.5 million is recorded on the balance sheet as a current liability and will be reduced by any payments made to satisfy the identified construction costs.

The Pawnee Terminal serves as the primary injection point on the Northeast Colorado Lateral of the Pony Express Pipeline, providing Pawnee Terminal customers with ultimate service to Cushing, Oklahoma. The Pawnee Terminal has approximately 200,000 barrels of commingled storage capacity (with room for additional storage capacity) and is capable of receiving crude oil via truck unloading stations and connections to local crude oil gathering systems. The Pawnee Terminal is contracted with several third parties for a weighted average contract life of approximately five years.

Note 2—Summary of Significant Accounting Policies

Basis of Presentation

The accompanying Statement of Net Assets Acquired and Liabilities Assumed reflect the assets acquired and liabilities assumed related to the Pawnee Terminal Acquisition. The financial statement presented is not a complete set of financial statements, but rather it presents the net assets acquired and liabilities assumed, at fair value, and the related footnotes in connection with the Pawnee Terminal Acquisition. Management utilized the services of a third-party valuation consultant, along with estimates and assumptions provided by management, to estimate the fair value of the net assets acquired. Further, in accordance with a request for relief granted by the staff of the Securities and Exchange Commission (the “SEC”), the information provided is in lieu of certain historical financial information of the Pawnee Terminal Acquisition required by Rule 3-05 of Regulation S-X. The financial statement presented may not be indicative of the financial condition of the net assets acquired going forward.

Use of Estimates

The preparation of the financial statement in conformity with Generally Accepted Accounting Principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement. The most significant estimates relate to the valuation of acquired businesses. Actual results could differ from those estimates.

Property and Equipment

Property and equipment is recorded at cost, less accumulated depreciation. Expenditures for routine maintenance and repairs are charged to expense as incurred. Major improvements or expenditures that extend the useful life or productive capacity of assets are capitalized. Depreciation is recorded over the estimated useful lives of the applicable assets, using the straight-line method. The estimated useful lives are as follows:

Building and site improvements	40 years
Tanks and trim	40 years
Machinery and equipment	25 years
Office furniture and equipment	15 years

Capitalized costs incurred by the Partnership during the year for major improvements and capital projects that are not completed as of year-end are recorded as construction in progress. Construction in progress is not depreciated until the related assets or improvements are ready for intended use.

Intangible Assets

Intangible assets primarily consist of customer relationships, acquired contracts and a covenant not to compete which are amortized on a straight-line basis over the expected life of each intangible asset.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the estimated fair value of the asset. Assets to be disposed of are separately presented and reported at the lower of the carrying amount or fair value less costs to sell and are no longer depreciated.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at a specified measurement date. Fair value measurements are derived using inputs and assumptions that market participants would use in pricing an asset or liability, including assumptions about risk. GAAP establishes a valuation hierarchy for disclosure of the inputs to valuation used to measure fair value. This three-tier hierarchy classifies fair value amounts recognized or disclosed in the financial statement based on the observability of inputs used to estimate such fair values. The classification within the hierarchy of a financial asset or liability is determined based on the lowest level input that is significant to the fair value measurement. The hierarchy considers fair value amounts based on observable inputs (Level 1 and 2) to be more reliable and predictable than those based primarily on unobservable inputs (Level 3). At each balance sheet reporting date, the Partnership categorizes its financial assets and liabilities using this hierarchy.

Note 3 – Acquisitions

Acquisitions

The following acquisition was accounted for under the acquisition method of accounting whereby management utilized the services of third-party valuation consultants, along with estimates and assumptions provided by management, to estimate the fair value of the net assets acquired. The third-party valuation consultants utilized several appraisal methodologies including income, market and cost approaches to estimate the fair value of the identifiable assets acquired.

Pawnee Terminal Acquisition

On the Closing Date, the Partnership, through its subsidiary Arc Terminals, acquired by way of contribution and sale of all of the limited liability company interests of UET Midstream from the Sellers for total consideration of approximately $78.3 million, consisting of cash and common units of the Partnership subject to certain adjustments including a reduction in the cash component of the consideration payable by Arc Terminals at closing equal to an agreed upon amount of UET Midstream’s revenue attributable to the period commencing on May 1, 2015 and ending on the Closing Date. The Sellers remain responsible for all of UET Midstream’s operating expenses and are entitled to receive all of UET Midstream’s revenue, in each case to the extent attributable to the period prior to closing. UET Midstream’s principal assets consist of a newly constructed, substantially completed crude oil terminal and a nearby development property in northeastern Weld County, Colorado that is being permitted to build a potential new crude injection terminal. The Pawnee Terminal is contracted with several third parties for a weighted average contract life of approximately five years. After taking into account an estimated amount of certain adjustments (which is subject to a further post-closing reconciliation procedure), the consideration paid to the Sellers at closing of approximately $76.6 million consisted of approximately $44.3 million in cash and approximately $32.3 million in unregistered common units of the Partnership. The number of common units issued to the Sellers at the closing of the Pawnee Terminal Acquisition was based upon an issuance price of $18.50 per unit, which resulted in the issuance by the Partnership at closing of 1,745,669 of the Partnership’s common units. The fair value of the Transaction Units on the Closing Date was $17.30 per unit, which results in a further reduction of the purchase price, recognized for accounting purposes, of approximately $2.1 million. In connection with the issuance of the common units to the Sellers, the Partnership entered into an agreement with the Sellers granting the Sellers certain registration rights. Each Seller agreed not to transfer the Transaction Units acquired by it pursuant to the Contribution Agreement for a period of 180 days following the Closing Date. Arc Terminals will be responsible for completing the remaining construction of the Pawnee Terminal and the costs thereof estimated to be approximately $11.0 million. The Partnership recorded approximately $4.5 million of liabilities associated with the construction costs that had been completed, but not paid, as of the Closing Date. The $4.5 million is recorded on the balance sheet as a current liability and will be reduced by any payments made to satisfy the identified construction costs.

The Pawnee Terminal Acquisition was accounted for as a business combination in accordance with ASC Topic 805, “Business Combinations” (“ASC 805”). The Pawnee Terminal Acquisition purchase price equaled the approximately $74.5 million fair value of the identifiable assets acquired less the liabilities assumed and accordingly, the Partnership did not recognize any goodwill as a part of the Pawnee Terminal Acquisition. Transaction costs incurred by the Partnership in connection with the acquisition, consisting primarily of legal and other professional fees, totaled approximately $1.6 million and were expensed as incurred in accordance with ASC 805. Management is currently reviewing the valuation of the net assets acquired in connection with the Pawnee Terminal Acquisition to determine the final purchase price allocation, which is expected to be completed in the third quarter of 2015.

The total preliminary purchase price of $74.5 million is subject to a further post-closing reconciliation procedure and was preliminarily allocated to the net assets acquired as follows (in thousands):

Consideration:
Cash paid to seller	$44,332
Fair value of equity issued to seller	30,200

Total consideration	$74,532

Allocation of purchase price:
Property and equipment	$23,613
Intangible assets	55,442
Less: liabilities assumed	(4,523)

Net assets acquired	$74,532

Note 4—Property, Plant and Equipment

The following table summarizes the property, plant and equipment acquired in the Pawnee Terminal Acquisition (in thousands):

As of
July 14,
2015
Land	$340
Buildings and site improvements	8,621
Tanks and trim	7,433
Machinery and equipment	7,061
Office furniture and equipment	158

23,613
Less: Accumulated depreciation	—

Property, plant and equipment, net	$23,613

Note 5—Intangible Assets

The following table summarizes the intangible assets acquired in the Pawnee Terminal Acquisition (in thousands):

	Estimated	As of
	Useful Lives	July 14,
	in Years	2015
Acquired contracts	10 - 15	55,442
Less: Accumulated amortization		—

Intangible assets, net		$55,442

The intangible assets acquired in the Pawnee Terminal Acquisition are amortized on a straight-line basis over the expected life of each intangible asset. The estimated future amortization expense is approximately $2.2 million for the remainder of 2015, $4.4 million in 2016, $4.4 million in 2017, $4.4 million in 2018, $4.4 million in 2019 and $35.8 million thereafter.